Exhibit 24
POWER OF ATTORNEY
      The undersigned hereby constitutes and appoints Gregory S. Patrick the undersigned's true and lawful attorney-in-fact to:
      (1) execute for and on behalf of the undersigned, a Form ID, Uniform Application for Access Codes to File on
EDGAR and Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder; and
      (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID or Forms 3, 4 or 5 (including amendments) and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
      (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as attorney-in-fact may approve in attorney-in-fact's discretion.
      The undersigned grants to attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
      The undersigned acknowledges that attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange
Act. The undersigned agrees that attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to attorney-in-fact.
      The undersigned also agrees to indemnify and hold harmless the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to attorney-in-fact for purposes of executing, acknowledging, delivering or filing Form ID or Forms 3, 4 or 5 (including amendments) and agrees to reimburse the attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
      This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of Attorney"), and the authority of the attorney-in-
fact named in any Prior Powers of Attorney is hereby revoked.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of January 2013.
            /s/ Victor Vaughn
           Victor Vaughn